AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
          ON MARCH 13, 2003  REGISTRATION NO. _______________




	           SECURITIES AND EXCHANGE COMMISSION
	              Washington, D.C.  20549

                            Form S-8

	REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


	              Blackstocks Development Corp.
                  -----------------------------
	(Exact name of Registrant as specified in its charter)


                 Delaware                03-0459617
             ----------------          ------------------
     (State or other jurisdiction of	(IRS Employer
       incorporation or organization)	Identification No.)



                 8914 Legacy Park Drive, Suite J
                       Charlotte, NC 28269
                 ---------------------------------
	(Address of Principal Executive Offices, including ZIP Code)


             2003 Non-Qualified Stock Compensation Plan
             ------------------------------------------
                      (Full title of the plan)

                        Alton Perkins
                8914 Legacy Drive, Suite J
                    Charlotte, NC 28269
                -----------------------------
            (Name and address of agent for service)


                        (704) 547-7090
                      -------------------
(Telephone number, including area code, of agent for service)




                      CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                Proposed        Proposed
 Title of         Amount of     Maximum         Maximum           Amount of
 Securities to    Shares to be  Offering Price  Aggregate         Registration
 be Registered    Registered    Per Share       Offering Price(1) Fee

$.0001 par value  6,500,000     $.25 (1)        $1,625,000        $149.50
common stock


TOTALS            6,500,000     $.25(1)         $1,625,000        $149.50

-------------------------------------------------------------------------------


(1)	This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(g) under the Securities Act and is calculated upon the price of the securities in the same class.

-------------------------------------------------------------------------------


                               PROSPECTUS

                     Blackstocks Development Corp.

                   6,500,000 Shares of Common Stock


This prospectus relates to the offer and sale by Blackstocks Development Corp., a Delaware corporation, of shares of its $.0001 par value per share common stock to employees, directors, officers, consultants, advisors and other persons associated with Blackstocks Development Corp. pursuant to the
2003 Non-Qualified Stock Compensation Plan (the "Stock Plan").   Pursuant to
the Stock Plan, Blackstocks Development Corp. is registering hereunder and then issuing, upon receipt of adequate consideration therefore, 6,500,000 shares of common stock.

The common stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of Blackstocks Development Corp. within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. Blackstocks Development Corp. is registering shares that may be issued to affiliates of the company. An affiliate is summarily, any director, executive officer or controlling shareholder of Blackstocks Development Corp. or any one of its subsidiaries. An "affiliate" of Blackstocks Development Corp. is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The common stock is not traded on any exchange at this time.

       These Securities Have Not Been Approved Or Disapproved By The Securities and Exchange Commission Nor Has The Commission
       Passed Upon The Accuracy Or Adequacy Of This Prospectus. Any Representation To The Contrary Is A Criminal Offense.

             The date of this prospectus is March 5, 2003







 	This prospectus is part of a registration statement which was filed and became effective under the Securities Act of 1933, as amended
(the "Securities Act"), and does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this prospectus as to the contents of any contract or other documents filed as an exhibit to either the registration statement or other filings by Blackstocks Development Corp. with the Commission are qualified in their entirety by reference thereto.

A copy of any document or part thereof incorporated by reference in this prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Blackstocks Development Corp., 8914 Legacy Park Drive, Suite J, Charlotte, NC 28269. Blackstocks Development Corp.'s telephone number is (704) 547-7090.

Blackstocks Development Corp. is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements and other information filed by Blackstocks Development Corp. under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at
450 Fifth Street, N.W., Washington D.C. 20549.   In addition, the Commission
maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission



No person has been authorized to give any information or to make any representation, other than those contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Blackstocks Development Corp. This prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of Blackstocks Development Corp. since the date hereof.







TABLE OF CONTENTS

-------------------------------------------------------------------------------

Information Required in the Section 10(a) Prospectus...................6

Item 1.  The Plan Information..........................................6

Item 2.  Registrant Information and Employee Plan Annual Information...7

         Information Required in the Registration Statement............8

Item 3.  Incorporation of Documents by Reference.......................8

Item 4.  Description of Securities.....................................8

Item 5.  Interests of Named Experts and Counsel........................8

Item 6.  Indemnification of Officers, Directors, Employees and Agents..9

Item 7.  Exemption from Registration Claimed...........................9

Item 8.  Exhibits......................................................9

Item 9.  Undertakings..................................................10

Signatures.............................................................12

Exhibit Index .........................................................13


-------------------------------------------------------------------------------





                                   PART 1

                INFORMATION REQUIRED IN THE SECTION 10(a)

                                 PROSPECTUS


Item 1.  The Plan Information.

The Company

Blackstocks Development Corp. has its principal executive offices at 8914 Legacy Park Drive, Suite J, Charlotte, NC 28269. Blackstocks Development Corp.'s telephone number is (704) 547-7090.


Purpose

Blackstocks Development Corp. will issue common stock to employees, directors, officers, consultants, advisors and other persons associated with Blackstocks Development Corp. pursuant to the Stock Plan, which has been approved by the Board of Directors of Blackstocks Development Corp. The Stock Plan is intended to provide a method whereby Blackstocks Development Corp. may be stimulated by the personal involvement of its employees, directors, officers, consultants, advisors and other persons in Blackstocks Development Corp.'s business and future prosperity, thereby advancing the interests of Blackstocks Development Corp. and all of its shareholders. A copy of the Stock Plan has been filed as an exhibit to this registration statement.

-------------------------------------------------------------------------------
Common Stock

The Board has authorized the issuance of 6,500,000 shares of the common stock to certain of the above-mentioned persons upon effectiveness of this registration statement.


No Restrictions on Transfer

Recipients of shares of common stock will become the record and beneficial owner of the shares of common stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the common stock.


Tax Treatment to the Recipients

The common stock is not qualified under Section 401(a) of the Internal Revenue Code. A recipient, therefore, will be required for federal income tax purposes to recognize compensation during the taxable year of issuance unless the shares are subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary, the recipient will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. Each recipient is urged to consult his tax advisors on this matter.


Tax Treatment to the Company

The amount of income recognized by a recipient hereunder in accordance with the foregoing discussion will be a tax deductible expense by Blackstocks Development Corp. for federal income tax purposes in the taxable year of Blackstocks Development Corp. during which the recipient recognizes income.



Restrictions on Resale

	In the event that an affiliate of Blackstocks Development Corp. acquires shares of common stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of common stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to Blackstocks Development Corp. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. Blackstocks Development Corp. has agreed that for the purpose of any "profit" computation under Section 16(b), the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.



Item 2. Registrant Information and Employee Plan Annual Information

A copy of any document or part thereof incorporated by reference in this registration statement but not delivered with this prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: Blackstocks Development Corp., 8914 Legacy Park Drive, Suite J, Charlotte, NC 28269, where its telephone number is (704) 547-7090.





PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the "Commission") by Blackstocks Development Corp., a Delaware corporation
(the "Company"), are incorporated herein by reference:


a.	The Company's latest Quarterly Report on Form 10-QSB for the quarter ended
September 30, 2002, filed with the Securities and Exchange Commission;


b.	The reports of the Company filed pursuant to Section 13(a) or 15(d) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act") since the fiscal year ended December 31, 2001; and


c.	All other documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.



Item 4.  Description of Securities.

Not applicable.


Item 5.  Interests of Named Experts and Counsel.


The financial statements of Blackstocks Development Corp. are incorporated by reference in this prospectus as of and for the year ended December 31, 2001 and have been audited by Grassano Accounting, P.A., independent certified public accountants, as set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon the authority of said firm as experts in auditing and accounting.

Bruce M. Pritchett, LC has rendered an opinion on the validity of the securities being registered. Bruce M. Pritchett, LC is not an affiliate of Blackstocks Development Corp.



Item 6.  Indemnification of Officers, Directors, Employees and Agents.


	Under North Carolina law, a corporation may indemnify its directors, officers, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended. Those circumstances include that a director, officer, employee or agent may be indemnified if the person conducted himself in good faith and he reasonably believed that his conduct was in the best interests of the corporation. A true and correct copy of Section 55-8-51 of Chapter 55 of the North Carolina General Statutes, also know as the North Carolina Business Corporation Act, that addresses indemnification of directors, officers, employees and agents is attached hereto as Exhibit 99.1.


	The bylaws of Blackstocks Development Corp. provide for indemnification of each person (including the heirs, executors, administrators, or estate of such person) who is or was a director and officer of the corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs, and expenses, whether or not the corporation would have the legal power to indemnify them directly against such liability.


	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


	The effect of these provisions may be to limit the rights of Blackstocks Development Corp. and its stockholders (through stockholders' derivative suits on behalf of Blackstocks Development Corp.) to recover monetary damages and expenses against a director for breach of fiduciary duty.


Item 7.  Exemption from Registration Claimed.

Not applicable.



Item 8.  Exhibits.

(a)	The following exhibits are filed as part of this registration statement pursuant to Item 601 of the Regulation S-K and are specifically incorporated herein by reference:



Exhibit No.	       Title
----------------------------------------------------------------------------
5.1 		       Legal opinion of Bruce M. Pritchett, LC

10.1	           2003 Non-Qualified Stock Compensation Plan

23.1	           Consent of Bruce M. Pritchett, LC

23.2	           Consent of Grassano Accounting, P.A.

99.1	           Section 55-8-51 of the North Carolina General
                   Statutes addressing indemnification.








Item 9.  Undertakings.     The undersigned registrant hereby undertakes:


(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:


       (i)	include any prospectus required by Section 10(a)(3) of
            the Securities Act;

       (ii)	reflect in the prospectus any facts or events arising after
            the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;


(b)	include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


(2)	That, for the purpose of determining any liability pursuant to the
    Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.


(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(4)	To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(5)	Insofar as indemnification for liabilities arising under the Securities
    Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



    The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





                               SIGNATURES


----------------------------------------------------------------------------

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Charlotte, State of North Carolina, on March 5, 2003.


                              Blackstocks Development Corp.
                              ----------------------------
                                  (Registrant)


                              /s/ Alton Perkins
                              ----------------------------
                                  Alton Perkins
                                  President & CEO



----------------------------------------------------------------------------
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Signatures                         Title                         Date
------------------------   ---------------------------   ------------------

/s/ Alton Perkins          President, Chief Executive     March 5, 2003
Alton Perkins              Officer, Chief Financial
                           Officer and Director







INDEX TO EXHIBITS

Exhibit No.	      Title
----------------------------------------------------------------------------
5.1 		      Legal opinion of Bruce M. Pritchett, LC

10.1              2003 Non-Qualified Stock Compensation Plan

23.1              Consent of Bruce M. Pritchett, LC

23.2              Consent of Grassano Accounting, P.A.

99.1              Section 55-8-51 of the North Carolina
                  General Statutes addressing indemnification.







EXHIBIT 5.1 LEGAL OPINION OF BRUCE M. PRITCHETT, LC


                     Bruce M. Pritchett, L.C.
                         Attorney at Law

                    8 East Broadway, Suite 609
                    Salt Lake City, Utah 84111
                      Phone: (801) 363-1288
                       Fax: (801) 363-8512


February 28, 2003


Board of Directors
Blackstocks Development Corp.
8914 Legacy Park Dr, Suite J,
Charlotte, North Carolina 28269



Re:  Legality and Authorization of Shares Issued Under Form S-8
     Registration Statement

Gentlemen:

I have acted as special counsel for Blackstocks Development, Inc., a Delaware corporation (the "Company"), in the limited capacity of rendering an opinion regarding the legality and authorization of the shares proposed to be registered under a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended, ("the Act"). The Company is registering a Benefit Plan Entitled "The 2003 Benefit Plan of Blackstocks Development Corp." (the "Benefit Plan") pursuant to which the Company has authorized the issuance of a total of 6,500,000 shares of the Company's common stock, par value $.0001 (the "Shares").


In connection with the preparation of this Opinion, I have examined the following:

The Company's Articles of Incorporation and amendments thereto, as attached as exhibits to the Company's Form 10-SB filed with the SEC on or about
July 12, 2002;


*	The Company's Bylaws, as attached as an exhibit to the Company's
    Form 10-SB filed with the SEC on or about July 12, 2002;

*	The Registration Statement herein referenced;

*	The Board of Directors Resolutions, dated February 3, 2003, authorizing and approving the Company's 2003 Benefit Plan and the preparation of the Registration Statement, covering up to 6,500,000 total shares;

*	The Company's Section 10(a) Prospectus for the Registration Statement;

*	The Company's Form 10-SB registration statement filed with the SEC on or about July 12, 2002; the Company's Second Amended Form 10-SB filed with the SEC on or about August 12, 2002;

*	The Company's Form 10-QSB for the quarterly period ended September 30,
    2002 and filed with the SEC on or about November 21, 2002; and the Company's Form 8-K current report filed with the SEC on or about
    February 3, 2003;

*	Such other documents as I have deemed necessary for the purposes of this Opinion.


Additionally, I have made such investigations of federal law as I have considered necessary and appropriate to form a basis for this opinion.
My opinion is qualified by the scope of the review specified herein and I make no representations as to the sufficiency of my investigation for this opinion. I further expressly exempt from this opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated in the Registration Statement.

The documentation and representations provided to me for this Opinion by the Company and its duly authorized representatives indicate the Company is validly organized under the laws of the State of Delaware; the Company is current in its filings with the Commission; the Company's Board of Directors has authorized the Benefit Plan; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the 6,500,000 total shares to be included in the Registration Statement are available for issuance based upon corporate documentation and on the amount of shares actually issued and outstanding. Based on the foregoing information, I am of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provisions of the Plan, the Shares will be validly issued as fully paid and non-assessable shares of common stock in the Company.



This opinion is based upon and subject to the qualifications and limitations specified below:

*	Certain of the remedial provisions of the 2003 Benefit Plan may be further limited or rendered unenforceable by other applicable laws and interpretations.

*	In rendering the opinion that the shares of the Common Stock to be registered pursuant to the Registration Statement and issued under the Benefit Plan will be validly issued, fully paid and non-assessable, I assumed that: (1) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's Stock Records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock of the Company, has been paid in full and actually received by the Company.

*	I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company, or in the Company's SEC filings, and have assumed that no person or entity has engaged in fraud or misrepresentations regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

*	In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents was duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete.

*	I have assumed that the Company is satisfying the substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares issued pursuant to the Benefit Plan.

*	I am admitted to practice law in the State of Utah.  I am not admitted to practice law in the State of Delaware or in any jurisdiction where the Company may own property or transact business. This opinion is with respect to federal law only and I have not consulted legal counsel from any other jurisdiction, regarding any particular aspect of the facts, circumstances and transactions that are the subject of this opinion.

*	This opinion is strictly limited to the parameters contained and referenced herein and is valid only as to the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect of this opinion.


I hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my written consent.



Sincerely,

/s/ Bruce M. Pritchett
Bruce M. Pritchett







EXHIBIT 10.1   2003 NON-QUALIFIED STOCK COMPENSATION PLAN


           THE 2003 BENEFIT PLAN OF BLACKSTOCKS DEVELOPMENT CORP.


BLACKSTOCKS DEVELOPMENT CORP., a Delaware corporation (the "Company"), hereby adopts The 2003 Benefit Plan of Blackstocks Development Corp.'s
employees (the "Plan") this        day of March 2003.  Under the Plan, the
Company may issue shares of the Company's common stock or grant options to acquire the Company's common stock, par value $0.0001 (the "Stock"), from time to time to employees, directors, officers, consultants or advisors of the Company or its subsidiaries, all on the terms and conditions set forth herein. In addition, at the discretion of the Board of Directors, Shares may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries but are not employees of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.


1.	Purpose of the Plan. The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified officers and employees capable of assuring the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. The Company has designed this Plan to aid it in retaining the services of executives and employees and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who management perceives to have contributed to the success of the Company or who are important to the continued business and operations of the Company. The above goals will be achieved through the granting of Shares.


2.	Administration of this Plan.  Administration of this Plan shall be determined by the Company's Board of Directors (the "Board"). Subject to compliance with applicable provisions of the governing law, the Board may delegate administration of this Plan or specific administrative duties with respect to this Plan on such terms and to such committees of the Board as it deems proper (hereinafter the Board or its authorized committee shall be referred to as "Plan Administrators"). The interpretation and construction of the terms of this Plan by the Plan Administrators thereof shall be final and binding on all participants in this Plan absent a showing of demonstrable error. No member of the Plan Administrators shall be liable for any action taken or determination made in good faith with respect to this Plan. Any shares approved by a majority vote of those Plan Administrators attending a duly and properly held meeting shall be valid. Any shares approved by the Plan Administrators shall be approved as specified by the Board at the time of delegation.


3.	Shares of Stock Subject to this Plan.   The total number of shares
issues pursuant to this Plan shall not exceed six million, five-hundred thousand (6,500,000) shares. If any right to acquire Stock granted under this Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (meaning the shares of stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.



4.	Reservation of Stock on Granting of Rights.  At the time any right is granted under the terms of this Plan, the Company will reserve for issuance the number of shares of Stock subject to such right until that right is exercised or expires. The Company may reserve either authorized but unissued shares or issued shares reacquired by the Company.


5.	Eligibility.  The Plan Administrators may grant shares to employees, officers, and directors of the Company and its subsidiaries, as may be existing from time to time, and to other individuals who are not employees of the Company or its subsidiaries, including consultants and advisors, provided that such consultants and advisors render bona fide services to the Company or its subsidiaries and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction. In any case, the Plan Administrators shall determine, based on the foregoing limitations and the Company's best interests, which employees, officers, directors, consultants and advisors are eligible to participate in this Plan. Shares shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Plan Administrators, all as may be within the provisions of this Plan.


6.	Terms of Grants and Certain Limitations on Right to Exercise.

a.	Each right to shares may its terms established by the Plan
    Administrators at the time the right is granted.

b.	The terms of the right, once it is granted, may be reduced only as provided for in this Plan and under the express written provisions of the grant.

c.	Unless otherwise specifically provided by the written provisions of the grant or required by applicable disclosure or other legal requirements promulgated by the Securities and Exchange Commission ("SEC"), no participant of this Plan or his or her legal representative, legatee, or distributee will be, or shall be deemed to be, a holder of any shares subject to any right unless and until such participant exercises his or her right to acquire all or a portion of the Stock subject to the right and delivers any required consideration to the Company in accordance with the terms of this Plan and then only as to the number of shares of Stock acquired. Except as specifically provided in this Plan or as otherwise specifically provided by the written provisions of any grant, no adjustment to the exercise price or the number of shares of Stock subject to the grant shall be made for dividends or other rights for which the record date is prior to the date on which the Stock subject to the grant is acquired by the holder.

d.	Rights shall vest and become exercisable at such time or times and on such terms as the Plan Administrators may determine at the time of the grant of the right.

e.	Grants may contain such other provisions, including further lawful restrictions on the vesting and exercise of the grant as the Plan Administrators may deem advisable.

f.	In no event may a grant be exercised after the expiration of its term.

g.	Grants shall be non-transferable, except by the laws of descent and distribution.


7.	Exercise Price.   The Plan Administrators shall establish the exercise
price payable to the Company for shares to be obtained pursuant to any purchase options which exercise price may be amended from time to time as the Plan Administrators shall determine.


8.	Payment of Exercise Price.  The exercise of any option shall be contingent on receipt by the Company of the exercise price paid in either cash, certified or personal check payable to the Company.

9.	Withholding.  If the grant or exercise of any right is subject to withholding or other trust fund payment requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or applicable state or local laws, the Company will initially pay the recipient's liability and will be reimbursed by that person no later than six months after such liability arises and such person hereby agrees to such reimbursement terms.

10.	Dilution or Other Adjustment.  The shares of Common Stock subject to this
Plan and the exercise price of outstanding options are subject to proportionate adjustment in the event of a stock dividend on the Common Stock or a change in the number of issued and outstanding shares of Common Stock as a result of a stock split, consolidation, or other re-capitalization. The Company, at its option, may adjust the grants and rights made hereunder, issue replacements, or declare grants void.

11.	Options to Foreign Nationals.   The Plan Administrators may, in order to
fulfill the purpose of this Plan and without amending this Plan, grant
Options to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the Options made to United States residents in order to recognize differences among the countries in law, tax policy, and custom. Such grants shall be made in an attempt to give such individuals essentially the same benefits as contemplated by a grant to United States residents under the terms of this Plan.

12.	Listing and Registration of Shares.   Each grant shall be subject to the
requirement that if at any time the Plan Administrators shall determine, in their sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such rights or the issuance or purchase of shares thereunder, such right may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Plan Administrators.

13.	Expiration and Termination of this Plan.  This Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any rights then outstanding under this Plan. This Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in this Plan or the date on which the 6,500,000th share is issued hereunder.

14.	Amendment of this Plan.   This Plan may not be amended more than once
during any six month period, other than to comport with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder. The Plan Administrators may modify and amend this Plan in any respect; provided, however, that to the extent such amendment or modification would cause this Plan to no longer comply with the applicable provisions of the Code governing incentive stock options as they may be amended from time to time, such amendment or modification shall also be approved by the shareholders of the Company.


ATTEST:

______________________________________
Alton Perkins, Chief Executive Officer





                            	EXHIBIT A

                        	NOTICE OF EXERCISE





	(To be signed only upon exercise of Option)

TO: Blackstocks Development Corp.

The undersigned, the owner of the attached Option, hereby irrevocably elects to exercise the rights to purchase thereunder ______________ shares of Common Stock of Blackstocks Development Corp. and herewith pays for the shares in the manner specified in the Option. The undersigned requests that the certificates for such shares be delivered to them according to instructions indicated below. If such shares are not all of the shares purchasable under the Option, the undersigned further requests that a new option certificate be issued and delivered to the undersigned for the remaining shares purchasable under the Option.

DATED this ________ day of ______________, 200__.



By:_____________________________


Instructions for delivery:

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________










EXHIBIT 23.2	         CONSENT OF GRASSANO ACCOUNTING, P.A.

March 5, 2003

To the Board of Directors of
Blackstocks Development Corp.
8914 Legacy Park Drive, Ste J
Charlotte, NC 28269

Gentlemen:

We hereby consent to the use of our audit report of Blackstocks Development Corp. for the year ended December 31, 2001 in the Form S-8 of Blackstocks Development Corp. dated March 5, 2003.



/s/ Grassano Accounting, P.A.
Grassano Accounting, P.A.





----------------------------------------------------------------------------


EXHIBIT 99.1 - Indemnification under the North Carolina Business
               Corporation Act,Chapter 55 of the North Carolina
               General Statutes

55-8-51.  Authority to indemnify.

  (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

       (1)  He conducted himself in good faith; and

       (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least notopposed to its best interests; and

       (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

  (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

  (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

  (d) A corporation may not indemnify a director under this section:

       (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

       (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

  (e) Indemnification permitted under this section in connection with a proceeding by or in the right of thecorporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

  (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground. (1955, c. 1371, s. 1; 1969, c. 797, s. 2; 1973, c. 469, s. 6; 1985 (Reg. Sess., 1986), c. 1027, s. 39; 1989, c.
265, s. 1.)